                                                                   Exhibit 21.1
                                                                   ------------

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------


                                                 State or
                                              Jurisidiction of
                                               Incorporation              Names Under Which
Name of Subsidiary                            or Organization             Subsidiary Does Business
------------------                            ---------------             ------------------------
WinCup Holdings, Inc.(1)                          Delaware                WinCup Holdings, Inc.
                                                                          WinCup Holdings of Texas, Inc.

Radnor Chemical                                   Delaware                Radnor Chemical Corporation
Corporation (1)

StyroChem U.S., Inc.(2)                            Texas                  StyroChem U.S., Inc.

StyroChem Canada, Ltd.(2)                          Quebec                 StyroChem Canada, Ltd.

Radnor Management, Inc.(1)                        Delaware                Radnor Management, Inc.

StyroChem Europe (The                         The Netherlands             StyroChem Europe (The Netherlands)
Netherlands) B.V.(2)                                                      B.V.

StyroChem Finland Oy(3)                           Finland                 StyroChem Finland Oy

ThermiSol Denmark ApS(3)                          Denmark                 ThermiSol Denmark ApS

ThermiSol Finland Oy(3)                           Finland                 ThermiSol Finland Oy

ThermiSol Sweden AB(3)                             Sweden                 ThermiSol Sweden AB


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(1)      Owned 100% by Radnor Holdings Corporation.
(2)      Owned 100% by Radnor Chemical Corporation.
(3)      Owned 100% by StyroChem Europe (The Netherlands) B.V.